Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT COMPANIES, L.P.

REPORTS SECOND QUARTER 2011 RESULTS

August 10, 2011 – Eagan, Minnesota — Norcraft Companies, L.P. (Norcraft) today reported financial results for the second quarter ended June 30, 2011.

FINANCIAL RESULTS

Second Quarter of Fiscal 2011 Compared with Second Quarter of Fiscal 2010

Net sales increased $0.9 million, or 1.3%, from $74.1 million for the second quarter of 2010 to $75.0 million for the same quarter of 2011. Income from operations decreased $1.6 million, or 16.4%, from $9.3 million for the second quarter of 2010 to $7.7 million for the same quarter of 2011. Net income decreased $2.3 million, from $3.9 million for the second quarter of 2010 to $1.6 million for the same quarter of 2011.

Adjusted EBITDA (a non-GAAP measure and defined in the attached table) was $11.1 million for the second quarter of 2011 compared to $11.9 million for the same quarter of 2010.

“The soft industry demand caused by difficult economic conditions has persisted in the first half of 2011, and we anticipate the second half of 2011 to also be challenging. While we are optimistic about the longer-term recovery and growth in the new home construction and home improvement markets, the timing and strength of such recovery remain extremely difficult to predict with certainty. As a result, we will continue our aggressive efforts to competitively introduce new products and sales programs while containing costs,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Friday, August 12, 2011 at 10:00 a.m. Eastern Time. To participate, dial 866-783-2146 and use the pass code 60781968. A telephonic replay will be available by calling 888-286-8010 and using pass code 46354272.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the U.S. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets manufactured in both framed and frameless, or full access, construction. We market our products through six main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry and Brookwood.

-Selected Financial Data Tables Follow-

Norcraft Companies, L.P.

Consolidated Balance Sheet

(dollar amounts in thousands)

	June 30, 2011 (unaudited)	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$22,753	$28,657
Trade accounts receivable, net	24,447	17,982
Inventories	19,468	17,363
Prepaid and other current assets	1,705	1,558

Total current assets	68,373	65,560

Property, plant and equipment, net	28,864	30,199

Other assets:
Goodwill	88,490	88,483
Intangible assets, net	81,210	76,379
Display cabinets, net	5,584	5,016
Other	665	754

Total other assets	175,949	170,632

Total assets	$273,186	$266,391

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$9,829	$7,678
Accrued expenses	15,476	16,200

Total current liabilities	25,305	23,878

Long-term debt	240,000	180,000
Unamortized premium (discount) on bonds payable	186	(2,414)
Other liabilities	163	153

Commitments and contingencies	—	—

Member’s equity	7,532	64,774

Total liabilities and member’s equity	$273,186	$266,391

Norcraft Companies, L.P.

Consolidated Statements of Operation

(dollar amounts in thousands)

(unaudited)

	Three Months Ended June 30,
	2011	2010
Net sales	$75,037	$74,107
Cost of sales	53,823	51,321

Gross profit	21,214	22,786

Selling, general and administrative expenses	13,470	13,519

Income from operations	7,744	9,267

Other expense:
Interest expense, net	5,628	5,006
Amortization of deferred financing costs	501	341
Other, net	28	43

Total other expense	6,157	5,390

Net income	$1,587	$3,877

	Six Months Ended June 30,
	2011	2010
Net sales	$139,225	$135,940
Cost of sales	101,408	95,938

Gross profit	37,817	40,002

Selling, general and administrative expenses	25,830	26,190

Income from operations	11,987	13,812

Other expense:
Interest expense, net	10,655	10,051
Amortization of deferred financing costs	871	654
Other, net	52	73

Total other expense	11,578	10,778

Net income	$409	$3,034

Norcraft Companies, L.P.

Consolidated Statement of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities:
Net income	$409	$3,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	2,557	2,920
Amortization:
Customer relationships	2,234	2,234
Deferred financing costs	871	654
Display cabinets	1,962	2,191
Discount amortization/accreted interest	200	244
Provision for uncollectible accounts receivable	50	(19)
Provision for obsolete and excess inventories	16	205
Provision for warranty claims	1,392	1,343
Stock compensation expense	90	93
Loss (gain) on disposal of assets	2	(46)
Change in operating assets and liabilities:
Trade accounts receivable	(6,447)	(5,399)
Inventories	(2,087)	(2,191)
Prepaid expenses	(140)	(19)
Other assets	85	21
Accounts payable and accrued expenses	272	3,680

Net cash provided by operating activities	1,466	8,945

Cash flows from investing activities:
Proceeds from sale of property and equipment	4	47
Purchase of property, plant and equipment	(1,337)	(1,186)
Additions to display cabinets	(2,530)	(2,144)

Net cash used in investing activities	(3,863)	(3,283)

Cash flows from financing activities:
Borrowings on senior secured second lien notes payable	62,400	—
Payment of financing costs	(7,936)	(512)
Proceeds from issuance of member interests	90	125
Distributions to member	(58,015)	—

Net cash used in financing activities	(3,461)	(387)

Effect of exchange rates on cash and cash equivalents	(46)	(19)

Net increase (decrease) in cash and cash equivalents	(5,904)	5,256

Cash and cash equivalents, beginning of the period	28,657	16,731

Cash and cash equivalents, end of period	$22,753	$21,987

Supplemental disclosure of non-cash transactions:
Purchase of property, plant and equipment with consideration other than cash	$—	$201

Norcraft Companies, L.P.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)

EBITDA is net income before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of a sales tax refund during the second quarter of 2010. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe these financial metrics provide information relevant to investors regarding our ability to service and/or incur debt. Neither EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Three Months Ended June 30,			Six Months Ended June 30,			Twelve Months Ended June 30,
	2011	2010		2011	2010		2011

Net income	$1,587	$3,877	(1)	$409	$3,034	(1)	$566
Interest expense, net	5,628	5,006		10,655	10,051		20,695
Depreciation	1,271	1,463		2,557	2,920		5,357
Amortization of deferred financing costs	501	341		871	654		1,593
Amortization of customer relationships	1,117	1,117		2,234	2,234		4,467
Display cabinet amortization	1,014	1,103		1,962	2,191		3,913
State taxes	24	46		48	76		(3)

Non-GAAP EBITDA	$11,142	$12,953		$18,736	$21,160		$36,588

Sales tax refund	—	(1,010	)(1)	—	(1,010	)(1)	—

Non-GAAP Adjusted EBITDA	$11,142	$11,943		$18,736	$20,150		$36,588

1)	Net income during the three and six months ended June 30, 2010 included a sales tax refund in the amount of $1.0 million which increased net income and correspondingly increased EBITDA, but the effect has been backed out for adjusted EBITDA.

FORWARD LOOKING STATEMENTS AND INFORMATION

Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the company. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the company. They are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,” in the Annual Report on Form 10-K filed by the company with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and except as required by law the company undertake no obligation to update any forward looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.